UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2009 deltathree, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

419 Lafayette Street, New York, N.Y.	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 500-4850

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sale of Equity Securities.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2009, deltathree, Inc. (the “Company”) entered into a binding letter of intent (the “Letter of Intent”) with D4 Holdings, LLC (the “Investor”), a Delaware limited liability company, pursuant to which the Company will issue to the Investor 39,000,000 shares (the “Shares”) of Class A Common Stock, par value $0.001 per share of the Company (the “Common Stock”), representing approximately 54.3% of the total number of shares of Common Stock issued and outstanding following the closing of the transaction, for an aggregate purchase price of $1,170,000, payable in cash.  In addition, the Company will issue to the Investor warrants (the “Warrants”), exercisable for ten years, to purchase up to an additional 30,000,000 shares of Common Stock at an exercise price of $0.04 per share.  The Shares and the Warrants will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended.

D4 Holdings, LLC is a private investment fund whose ownership includes the owners of ACN, Inc., a large international direct seller of telecommunications services.

The parties have begun preparing definitive transaction documents and intend to finalize and execute such transaction documents as soon as possible but in no event later than February 10, 2009, and have agreed to an exclusivity period ending on February 10, 2009.  Upon the closing of the transaction, certain of the Company’s existing directors will resign, and the board of directors of the Company will nominate to serve as directors of the Company a sufficient number of nominees of the Investor such that such nominees shall constitute a majority of the board of directors.  Also, as promptly as possible but in no event later than 90 days after the closing of the transaction, the Company shall prepare and file a registration statement with the SEC covering the resale of the Shares and the shares of Common Stock underlying the Warrants.

This report does not constitute an offer to sell or the solicitation of an offer to buy any of the securities mentioned herein. This report is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended. The securities described in this report have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption from such registration requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Peter Friedman
Name:	Peter Friedman
Title:	General Counsel and Secretary

Dated: February 3, 2009